SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

( )	Preliminary Information Statement
( )	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
(X)	Definitive Information Statement

EN2GO INTERNATIONAL, INC.

(Name of Registrant as Specified in Charter)

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( )	Fee paid previously with preliminary materials.

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934, as amended

EN2GO INTERNATIONAL, INC.

644-1812 West Burbank Blvd.

Burbank, CA 91506

Telephone: (818) 478-2260

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our stockholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our stockholders of amendments to our Articles of Incorporation (1) to increase the number of shares of common stock, par value $.00001 per share (“Common Stock”), that we are authorized to issue from 90,000,000 shares to 1,000,000,000 shares; and (2) to authorize a new class of 10,000,000 shares of preferred stock, par value $.00001 per share, and to authorize the Board of Directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors. The Company currently has no commitments or plans for the issuance of any shares of Common Stock or Preferred Stock. This Information Statement is being furnished to the stockholders of record of our Common Stock, on the record date as determined by our board of directors to be the close of business on October 17, 2011.

Our board of directors approved the amendments to our Articles of Incorporation to increase our authorized Common Stock from 90,000,000 shares to 1,000,000,000 shares and to authorize a new class of 10,000,000 shares of Preferred Stock on October 18, 20118. Our Company on the same date received the written consent from stockholders of our Company holding a majority (67.23%) of the outstanding shares of our Common Stock. Upon the expiration of the 20 day period required by Rule 14c-2 and in accordance with the provisions of the Private Corporations Law of the State of Nevada, our Company intends to file a Articles of Amendment to our Articles of Incorporation to affect the amendment to increase our authorized Common Stock. The Articles of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our stockholders of record.

The proposed Articles of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We anticipate that our Company will file the Articles of Amendment 20 days after the Definitive Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and

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other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the record date.

Our board of directors has fixed the close of business on October 17, 2011, as the record date for determining the holders of our Common Stock who are entitled to receive this Information Statement. As of the record date, there were 38,656,627 shares of our Common Stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about November 2, 2011, to our stockholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since September 1, 2009, being the commencement of our last completed audited financial year;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Stockholders and Security Ownership of Management.”

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information relating to the beneficial ownership of Common Stock by members of the board of directors and the Company's officers as a group, as well as certain other beneficial owners as of October 17, 2011. Information as to the number of shares of Common Stock owned and the nature of ownership has been provided by these individuals or is based on Schedules 13D, or amendments thereto, received by the Company as filed with the Securities and Exchange Commission, or other information, and is not within the direct knowledge of the Company. Unless otherwise indicated, the named individuals possess sole voting and investment power with respect to the shares listed.

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Name and Address of Beneficial Owner (1)	Number of Shares Owned Beneficially	Percentage *

Abeille Limited (2) Le Montaigne 7 Ave. de Grande Bretagne, MC 98900 Monte Carlo	9,100,000	21.06%

Richard Genovese (3)	32,680,200	59.42%

JANST Limited (4) 87 Mary Street Georgetown, Grand Cayman Cayman Islands	7,531,250	17.75%

Bruce Schmidt (5)	55,000	**

All Officers and Directors as a Group	32,735,200	59.56%

* Based on 38,656,627 shares outstanding on October 17, 2011.

** Less than 1%.

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(1)  Unless otherwise indicated, all shares are held beneficially and of record by the person indicated.

(2) In addition to 4,550,000 shares owned directly, Abeille Limited holds warrants expiring January 30, 2012, to purchase an aggregate of 4,550,000 shares of common stock at an exercise price of $.15 per share.

(3) In addition to 16,340,200 shares owned directly, Mr. Genovese holds warrants expiring at various dates commencing January 30, 2012 through May 5, 2016, to purchase an aggregate of 16,340,000 shares of common stock at exercise prices ranging from $.10 to $.15 per share. Mr. Genovese’s address is c/o the Company, 644-1812 West Burbank Blvd., Burbank, California 91505.

(4) In addition to 3,765,625 shares owned directly, Janst Limited holds warrants expiring at various dates commencing April 22, 2012 through November 7, 2015 to purchase an aggregate of 3,765,625 shares of common stock at exercise prices ranging from $.15 to $.30 per share.

(5) Mr. Schmidt owns 30,000 shares directly and holds options expiring in 2018 to purchase 25,000 shares of common stock at an exercise prices ranging from $6.00 to $7.10 per share.

As of the record date, there were 38,656,627 shares of Common Stock issued and outstanding, in the capital of our Company. Each share of our company’s Common Stock is entitled to one vote.

AMENDMENTS TO OUR COMPANY'S CERTIFCATE OF INCORPORATION

Increase in Authorized Common Stock

The board of directors of the Company on October 18, 2011, adopted a resolution approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation to provide for an increase of the number of shares of Common Stock that the Company is authorized to issue from 90,000,000 to 1,000,000,000.

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The board of directors recommends the proposed increase in the authorized number of shares of Common Stock to insure that a sufficient number of authorized and unissued shares is available (i) for the exercise of outstanding warrants,which 33,040,627 shares are reserved, and outstanding options, for which 25,000 shares are reserved; (ii) to raise additional capital for the operations of the Company; (iii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company; and (iv) to have shares of common stock available for possible acquisitions. Such shares would be available for issuance by the Board of Directors of the Company without further action by the stockholders, unless required by the Company's Articles of Incorporation or by the laws of the State of Nevada. Neither the presently authorized shares of Common Stock nor the additional shares of Common Stock that may be authorized pursuant to the proposed amendment carry preemptive rights.

As of October 17, 2011, with 90,000,000 shares of Common Stock authorized, we had 38,656,627 shares of Common Stock issued and outstanding; 25,000 shares of Common Stock reserved for issuance of stock options pursuant to the Company’s 2007 Stock Option Plan and 33,040,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants. Therefore, as of October 18, 2011, we have 5,571,000 shares available for other corporate purposes. There are currently no set plans or arrangements relating to the possible issuance of any additional shares of Common Stock proposed to be authorized. We are not party to any agreements or understandings regarding any acquisitions, nor are any acquisitions under negotiation.

The additional shares of Common Stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of Common Stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of Common Stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders' ability to influence the election of directors or any other action taken by the holders of Common Stock.

Authorization of New Class of 10,000,000 shares of Preferred Stock

The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation to authorize a new class of 10,000,000 shares of preferred stock, par value $.00001 per share, and to authorize the Board of Directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors.

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The Company’s Articles of Incorporation currently only permits the Company to issue shares of Common Stock. This, the Company believes, has limited the Company's flexibility in seeking additional working capital. The Board of Directors has recommended that the Articles of Incorporation be amended to authorize a class of 10,000,000 shares of Preferred Stock and to allow the Board of Directors of the Company the widest possible flexibility in setting the terms of Preferred Stock that may be issued in the future. The Company will, therefore, be afforded the greatest flexibility possible in seeking additional financing, as the Board of Directors deems appropriate in the exercise of its reasonable business judgment. The Company currently has no commitments or plans for the issuance of any shares of Preferred Stock.

If the Amendment is approved, the Board of Directors will have the right, without further stockholder approval or action, to issue up to 10,000,000 shares of Preferred Stock, having such rights and preferences, including voting rights, as the Board of Directors may determine. The ability of the Company to issue such shares of Preferred Stock may, under certain circumstances, make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock.

STOCKHOLDER APPROVAL OF PROPOSED AMENDMENTS

Our Company obtained Stockholder approval for the amendment to increase the number of shares of our Common Stock that we are authorized to issue from 90,000,000 shares to 1,000,000,000 shares and to authorize a new class of 10,000,000 shares of Preferred Stock by written consent on October 18, 2011, from stockholders holding 25,989,365 shares, or 67.23%, of the issued and outstanding shares of our Common Stock: these stockholders are Richard Genovese (16,340,200 shares), Abeille Limited (4,550,000 shares), Janst Limited (3,765,625 shares) and NSC Investments Ltd. (1,333,540 shares). The amendment authorizing the increase in our Common Stock will not become effective until (i) at least 20 days after we deliver the Information Statement to our stockholders of record, (ii) we file the Information Statement with the Securities and Exchange Commission and (iii) the Articles of Amendment has been accepted for filing by the Secretary of State of the State of Nevada.

DISSENTERS’ RIGHTS

Pursuant to the Private Corporations Law of the State of Nevada, stockholders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the authorization of the increase in our authorized Common Stock or the authorization of a new class of Preferred Stock.

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FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-K and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, En2go International, Inc. has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

November 1, 2011

EN2GO INTERNATIONAL, INC.

By: /s/ Robert Rosner,__

Robert Rosner,

      President and Chief Executive Officer

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EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After issuance of Stock)

1. Name of corporation: En2go International, Inc.

2. The articles have been amended as follows: Article FOURTH of the Articles of Incorporation of the corporation is deleted in its entirety and the following is substituted therefor:

FOURTH

The corporation is authorized to issue two classes of shares of stock, designated “Common Stock” and “Preferred Stock”. The total number of shares that the corporation is authorized to issue is One Billion Ten Million (1,010,000,000) shares. The number of shares of Common Stock authorized is One Billion (1,000,000,000) shares, $0.00001 par value per share. The number of shares of Preferred Stock authorized is Ten Million (10,000,000) shares, $0.00001 par value per share.

Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and, with respect to each such series, to fix by the resolution or resolutions providing for the issue of such series, the number of shares of each such series, and the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each such series and the relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: _________ shares voted in favor of the amendment out of ________ shares outstanding and entitled to vote.

4. Officer Signature: ________________________________________________________

__________, 2011

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